Exhibit 99.1

News Release

Belden Reports Strong Earnings in Third Quarter 2013

St. Louis, Missouri – October 30, 2013 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal third quarter 2013 results for the period ended September 29, 2013.

Third Quarter Highlights

•	Improved adjusted income from continuing operations per diluted share to $0.95, up 43.9% over last year’s $0.66;

•	Expanded adjusted gross margin to 36.0% on adjusted revenues of $525.6 million, increasing 290 basis points from 33.1% in the year-ago period;

•	Grew adjusted operating income margin to 14.2%, increasing 270 basis points from 11.5% in the year-ago period;

•	Purchased 514,738 shares of Belden common stock for $31.25 million during the calendar quarter; and

•	Confirmed the higher-end of full-year guidance range for fiscal 2013 adjusted income from continuing operations per diluted share of $3.64 - $3.69.

Third Quarter 2013

Revenue for the quarter totaled $522.5 million, up $57.3 million, or 12.3%, compared to $465.2 million in the third quarter 2012. Gross margin in the third quarter was 35.0%, increasing 520 basis points from 29.8% in the year-ago period. Operating income margin in the third quarter was 10.3%, increasing from negative 2.9% in the year-ago period. Income from continuing operations per diluted share totaled $0.65, compared to a loss of $1.24 in the third quarter 2012.

Adjusted revenue for the quarter totaled $525.6 million, up $57.6 million, or 12.3%, compared to $468.0 million in the third quarter 2012. Adjusted gross margin in the third quarter was 36.0%, increasing 290 basis points from 33.1% in the year-ago period. Adjusted operating income margin was 14.2%, increasing 270 basis points from 11.5% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $0.95, compared to $0.66 in the third quarter 2012. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “The quarter evolved as anticipated, with revenue and margins within our expected range. Strength from our broadcast and industrial platforms offset weakness in the enterprise market. We are pleased with our adjusted gross and operating income margins of 36.0% and 14.2%, respectively; a direct result of our improved business portfolio and robust business systems.”

Belden Reports Strong Earnings in Third Quarter 2013 – Page 2 of 3

Outlook

“Macroeconomic uncertainty in combination with lower commodity prices has led us to slightly reduce our expectations for full-year revenue; however, we are confirming the high-end of our earnings outlook for the year. We remain focused on market share capture and margin expansion. When paired with our strong balance sheet and optimism around acquisition-related opportunities, we feel confident that Belden is well positioned for success,” said Mr. Stroup.

The Company expects fourth quarter 2013 adjusted revenues to be $510 – $520 million and adjusted income from continuing operations per diluted share to be $0.86 – $0.91. For the full year ending December 31, 2013, the Company now expects adjusted revenues to be $2.078 – $2.088 billion and adjusted income from continuing operations per diluted share to be $3.64 – $3.69. Previously, the Company expected full year adjusted revenues to be $2.09 - $2.12 billion and adjusted income from continuing operations per diluted share to be $3.54 - $3.69.

On a GAAP basis, the Company expects fourth quarter 2013 revenues to be $506 – $516 million and income from continuing operations per diluted share to be $0.56 – $0.61. For the full year ending December 31, 2013, the Company now expects revenues to be $2.065 – $2.075 billion and income from continuing operations per diluted share to be $2.36 – $2.41. Previously, the Company expected full year revenues to be $2.08 - $2.11 billion and income from continuing operations per diluted share to be $2.11 - $2.26.

Earnings Conference Call

Management will host a conference call today at 10:30 a.m. Eastern to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

Forward Looking Statements

This release contains forward looking statements including our expectations for the fourth quarter and full-year 2013. Forward looking statements also include any other statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s beliefs and expectations and are not guarantees of future performance. The Company’s actual results may differ materially from these expectations for a number of reasons including: changes in the global economy may impact the Company’s results; turbulence in financial markets may increase the Company’s borrowing costs; the Company relies on key distributors in marketing products; the Company’s ability to

Belden Reports Strong Earnings in Third Quarter 2013 – Page 3 of 3

execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global broadcast, enterprise, and industrial markets; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

St. Louis–based Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
	(In thousands, except per share data)
Revenues	$522,478	$465,234	$1,559,442	$1,363,052
Cost of sales	(339,637)	(326,421)	(1,030,052)	(946,792)

Gross profit	182,841	138,813	529,390	416,260
Selling, general and administrative expenses	(96,197)	(98,273)	(281,682)	(256,137)
Research and development	(21,141)	(18,812)	(62,497)	(47,434)
Amortization of intangibles	(12,326)	(7,646)	(38,408)	(13,145)
Income from equity method investment	758	2,553	5,285	7,254
Asset impairment	—	(29,904)	—	(29,904)

Operating income (loss)	53,935	(13,269)	152,088	76,894
Interest expense	(19,259)	(13,890)	(53,509)	(38,308)
Interest income	92	171	349	733
Loss on debt extinguishment	—	(50,585)	—	(50,585)

Income (loss) from continuing operations before taxes	34,768	(77,573)	98,928	(11,266)
Income tax benefit (expense)	(5,700)	21,887	(18,123)	15,024

Income (loss) from continuing operations	29,068	(55,686)	80,805	3,758
Gain from disposal of discontinued operations, net of tax	—	9,783	—	9,783
Income from discontinued operations, net of tax	—	7,125	—	14,346

Net income (loss)	$29,068	$(38,778)	$80,805	$27,887

Weighted average number of common shares and equivalents:
Basic	43,694	44,787	44,013	45,410
Diluted	44,537	44,787	44,916	46,249

Basic income (loss) per share:
Continuing operations	$0.67	$(1.24)	$1.84	$0.08
Disposal of discontinued operations	—	0.22	—	0.21

Discontinued operations	—	0.15	—	0.32

Net income (loss)	$0.67	$(0.87)	$1.84	$0.61
Diluted income (loss) per share:
Continuing operations	$0.65	$(1.24)	$1.80	$0.08
Disposal of discontinued operations	—	0.22	—	0.21
Discontinued operations	—	0.15	—	0.31

Net income (loss)	$0.65	$(0.87)	$1.80	$0.60

Comprehensive income (loss)	$34,776	$(24,687)	$73,618	$24,366

Dividends declared per share	$0.05	$0.05	$0.15	$0.15

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Three months ended		Nine months ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
	(In thousands)
Revenues:
Broadcast Solutions	$176,062	$96,549	$498,199	$240,941
Enterprise Connectivity Solutions	123,406	128,715	372,962	382,542
Industrial Connectivity Solutions	167,008	159,342	515,621	502,615
Industrial IT Solutions	56,002	56,309	172,660	163,422
All other	—	24,319	—	73,532

Consolidated	$522,478	$465,234	$1,559,442	$1,363,052

Operating income (loss):
Broadcast Solutions	$7,541	$(11,334)	$10,900	$(7,699)
Enterprise Connectivity Solutions	13,984	8,311	37,494	32,347
Industrial Connectivity Solutions	22,926	7,017	71,719	52,715
Industrial IT Solutions	9,193	8,446	27,935	23,941
All other	—	(27,659)	1,278	(29,839)

Total segments	53,644	(15,219)	149,326	71,465
Eliminations	(467)	(603)	(2,523)	(1,825)
Income from equity method investment	758	2,553	5,285	7,254

Consolidated	$53,935	$(13,269)	$152,088	$76,894

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 29, 2013	December 31, 2012
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$503,837	$395,095
Receivables, net	326,597	300,864
Inventories, net	211,827	215,282
Income tax receivable	30,193	—
Deferred income taxes	21,545	19,885
Other current assets	20,435	28,456

Total current assets	1,114,434	959,582

Property, plant and equipment, less accumulated depreciation	301,290	307,048
Goodwill	778,640	778,708
Intangible assets, less accumulated amortization	392,146	428,273
Deferred income taxes	32,624	46,970
Other long-lived assets	80,276	64,002

	$2,699,410	$2,584,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$194,715	$183,672
Accrued liabilities	174,013	166,272
Current maturities of long-term debt	21,260	15,678
Current liabilities of discontinued operations	—	86,860

Total current liabilities	389,988	452,482
Long-term debt	1,322,524	1,135,527
Postretirement benefits	141,139	144,320
Other long-term liabilities	41,241	40,394
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	582,878	598,180
Retained earnings	535,898	461,756
Accumulated other comprehensive loss	(37,752)	(30,565)
Treasury stock	(277,009)	(218,014)

Total stockholders’ equity	804,518	811,860

	$2,699,410	$2,584,583

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Nine Months Ended
	September 29, 2013	September 30, 2012
	(In thousands)
Cash flows from operating activities:
Net income	$80,805	$27,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,863	40,541
Share-based compensation	11,126	9,373
Provision for inventory obsolescence	2,541	3,341
Pension funding less than pension expense	2,876	730
Loss on debt extinguishment	—	50,585
Asset impairment	—	29,998
Gain from disposal of discontinued operations	—	(9,783)
Deferred income tax benefit	(1,984)	(11,284)
Income from equity method investment	(5,285)	(7,254)
Tax benefit related to share-based compensation	(10,581)	(3,947)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(40,214)	(8,855)
Inventories	1,172	11,701
Accounts payable	7,812	(7,197)
Accrued liabilities	9,875	870
Accrued taxes	(84,189)	(20,866)
Other assets	2,565	(6,549)
Other liabilities	2,421	(5,956)

Net cash provided by operating activities	50,803	93,335

Cash flows from investing activities:
Capital expenditures	(31,405)	(31,788)
Cash used to acquire businesses, net of cash acquired	(9,979)	(341,942)
Proceeds from disposal of tangible assets	3,155	1,236
Proceeds from disposal of business	3,735	—

Net cash used for investing activities	(34,494)	(372,494)
Cash flows from financing activities:
Borrowings under credit arrangements	388,220	945,250
Payments under borrowing arrangements	(200,220)	(575,784)
Payments under share repurchase program	(93,750)	(75,000)
Debt issuance costs paid	(7,817)	(15,116)
Cash dividends paid	(4,488)	(6,990)
Proceeds from exercise of stock options, net of withholding tax payments	(2,274)	2,372
Proceeds from settlement of derivatives	—	4,024
Tax benefit related to share-based compensation	10,581	3,947

Net cash provided by financing activities	90,252	282,703

Effect of foreign currency exchange rate changes on cash and cash equivalents	2,181	(621)

Increase in cash and cash equivalents	108,742	2,923
Cash and cash equivalents, beginning of period	395,095	382,716

Cash and cash equivalents, end of period	$503,837	$385,639

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for acquisition and divestiture transaction costs, capital expenditures net of the proceeds from the disposal of tangible assets, and non-recurring tax payments related to divestitures and settlement of a tax sharing agreement. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends, and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
	(In thousands)
GAAP net cash provided by operating activities	$67,303	$62,773	$50,803	$93,335
Capital expenditures, net of proceeds from the disposal of tangible assets	(11,120)	(9,152)	(28,250)	(30,552)
Non-recurring tax payments made for gain on 2012 sale of Thermax and Raydex cable business	—	—	41,808	—
Non-recurring tax payments made in settlement of tax sharing agreement with Cooper Industries	—	—	30,000	—

Non-GAAP free cash flow	$56,183	$53,621	$94,361	$62,783

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value; acquisition and divestiture transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance and other restructuring costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Nine Months Ended
	September 29, 2013	September 30, 2012	September 29, 2013	September 30, 2012
	(In thousands, except percentages and per share amounts)
GAAP revenues	$522,478	$465,234	$1,559,442	$1,363,052
Deferred revenue adjustments	3,115	2,790	9,170	2,790

Adjusted revenues	$525,593	$468,024	$1,568,612	$1,365,842

GAAP gross profit	$182,841	$138,813	$529,390	$416,260
Deferred gross profit adjustments	2,281	864	6,853	864
Accelerated depreciation	2,176	—	4,861	—
Severance and other restructuring costs	1,876	6,438	5,046	6,438
Purchase accounting effects related to acquisitions	—	8,924	6,550	8,924

Adjusted gross profit	$189,174	$155,039	$552,700	$432,486

Adjusted gross profit margin	36.0%	33.1%	35.2%	31.7%

GAAP operating income (loss)	$53,935	$(13,269)	$152,088	$76,894
Amortization of intangible assets	12,326	7,646	38,408	13,145
Severance and other restructuring costs	3,770	17,427	9,523	17,427
Deferred gross profit adjustments	2,281	864	6,853	864
Accelerated depreciation	2,176	—	4,861	—
Asset impairment	—	29,904	—	29,904
Purchase accounting effects related to acquisitions	—	11,219	6,550	11,219
Gain on sale of assets	—	—	(1,278)	—

Total operating income adjustments	20,553	67,060	64,917	72,559

Adjusted operating income	$74,488	$53,791	$217,005	$149,453

Adjusted operating income margin	14.2%	11.5%	13.8%	10.9%

GAAP income (loss) from continuing operations	$29,068	$(55,686)	$80,805	$3,758
Operating income adjustments from above	20,553	67,060	64,917	72,559
Loss on debt extinguishment	—	50,585	—	50,585
Tax effect of adjustments	(7,198)	(31,676)	(20,807)	(33,569)

Adjusted income from continuing operations	$42,423	$30,283	$124,915	$93,333

GAAP income (loss) from continuing operations per diluted share	$0.65	$(1.24)	$1.80	$0.08
Adjusted income from continuing operations per diluted share	$0.95	$0.66	$2.78	$2.02

GAAP diluted weighted average shares	44,537	44,787	44,916	46,249
Adjustment for anti-dilutive shares that are dilutive under adjusted measures	—	769	—	—

Adjusted diluted weighted average shares	44,537	45,556	44,916	46,249

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value; acquisition and divestiture transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance and other restructuring costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended September 29, 2013
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$176,062	$123,406	$167,008	$56,002	$—	$522,478	$—	$—	$522,478
Deferred revenue adjustments	3,115	—	—	—	—	3,115	—	—	3,115

Adjusted revenues	$179,177	$123,406	$167,008	$56,002	$—	$525,593	$—	$—	$525,593

GAAP operating income	$7,541	$13,984	$22,926	$9,193	$—	$53,644	$(467)	$758	$53,935
Amortization of intangible assets	11,170	103	263	790	—	12,326	—	—	12,326
Severance and other restructuring costs	3,237	159	262	112	—	3,770	—	—	3,770
Deferred gross profit adjustments	2,281	—	—	—	—	2,281	—	—	2,281
Accelerated depreciation	2,176	—	—	—		2,176	—	—	2,176

Total operating income adjustments	18,864	262	525	902	—	20,553	—	—	20,553

Adjusted operating income	$26,405	$14,246	$23,451	$10,095	$—	$74,197	$(467)	$758	$74,488

Adjusted operating income margin	14.7%	11.5%	14.0%	18.0%		14.1%			14.2%

	Three Months Ended September 30, 2012
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$96,549	$128,715	$159,342	$56,309	$24,319	$465,234	$—	$—	$465,234
Deferred revenue adjustments	2,790	—	—	—	—	2,790	—	—	2,790

Adjusted revenues	$99,339	$128,715	$159,342	$56,309	$24,319	$468,024	$—	$—	$468,024

GAAP operating income (loss)	$(11,334)	$8,311	$7,017	$8,446	$(27,659)	$(15,219)	$(603)	$2,553	$(13,269)
Purchase accounting effects related to acquisitions	9,360	597	826	436	—	11,219	—	—	11,219
Amortization of intangible assets	6,353	123	270	800	100	7,646	—	—	7,646
Severance and other restructuring costs	4,378	3,217	9,150	515	167	17,427	—	—	17,427
Deferred gross profit adjustments	864	—	—	—	—	864	—	—	864
Asset impairment	—	1,468	2,435	—	26,001	29,904	—	—	29,904

Total operating income adjustments	20,955	5,405	12,681	1,751	26,268	67,060	—	—	67,060

Adjusted operating income (loss)	$9,621	$13,716	$19,698	$10,197	$(1,391)	$51,841	$(603)	$2,553	$53,791

Adjusted operating income margin	9.7%	10.7%	12.4%	18.1%	-5.7%	11.1%			11.5%

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2013 REVENUE AND EARNINGS GUIDANCE

	Year Ended	Three Months Ended
	December 31, 2013	December 31, 2013
Adjusted revenues	$2.078 - $2.088 billion	$510 - $520 million
Deferred revenue adjustments	($13 million )	($4 million )

GAAP revenues	$2.065 - $2.075 billion	$506 - $516 million
Adjusted income from continuing operations per diluted share	$3.64 - $3.69	$0.86 - $0.91
Amortization of intangible assets	($0.76)	($0.18)
Plant consolidation and other restructuring costs	($0.28)	($0.06)
Deferred gross profit adjustments	($0.14)	($0.04)
Purchase accounting effects related to Miranda, PPC, and Softel acquisitions	($0.10)	—
Gain on sale of assets	$0.02	—
Loss on debt refinancing	($0.02)	($0.02)

GAAP income from continuing operations per diluted share	$2.36 - $2.41	$0.56 - $0.61

Our guidance for income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2013. Our actual income from continuing operations per diluted share may be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, and other gains (losses) related to events or conditions that are not yet known.